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EXHIBIT 10.4      EMPLOYMENT AGREEMENT WITH JAMES A. GIANSIRACUSA

                                February 14, 2002

James A. Giansiracusa
Technology Visions Group, Inc.
5950 La Place Court, Suite 155
Carlsbad, CA 92008

Re:      Employment Agreement
         --------------------

Dear Mr. Giansiracusa:

         On April 1, 1995, Technology Visions Group, Inc., f/k/a Orbit Technologies, Inc. (the "Company"), entered into an employment agreement with you as Vice-President-Operations of the Company. This agreement exists presently and as of December 31, 2001, the Company was indebted to you in the amount of $640,560 for unpaid salary. As such, the Company agrees to convert $75,000 of unpaid salary into common stock at a rate of $.03 per share (2,500,000 shares), which is the current market price for the common stock.

         The Company agrees to promptly register these shares on a Form S-8 under the Securities Act of 1933 at its own expense. This conversion will serve to reduce the amount of debt the Company owes to you by $75,000.


                                             Sincerely,

                                             /s/James B. Lahey
                                             James B. Lahey
                                             President




Agreed & Approved:


/s/ James A. Giansiracusa
-------------------------------
James A. Giansiracusa